FIS PLAN AGREEMENTS FIS Performance Options Revised 11.02.2015 Exhibit 10.63 «Name» Fidelity National Information Services, Inc. Non-Statutory Stock Option Award «Date» Notice of Stock Option Grant You (the “Optionee”) have been granted the following option (the “Option”) to purchase Common Stock of Fidelity National Information Services, Inc. (the “Company”), par value $0.01 per share (“Share”), pursuant to the Fidelity National Information Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”): Total number of shares subject to Option: «Shares» Effective date of grant: «Date» Exercise price «Price» Vesting Schedule: See Exhibit A Option term: 7 years See the Stock Option Award Agreement and Plan Prospectus for the specific provisions related to this Option Award, including the time period for exercise under various termination events and other important information concerning this award. This document is intended as a summary of your individual Option Award. If there are any discrepancies between this summary and the provisions of the formal documents of this Award, including the Stock Option Agreement, Plan Document or Plan Prospectus, the provisions of the formal documents will prevail.

2 FIS Plan Agreements FIS Performance Option revised 10.30.2015 FIDELITY NATIONAL INFORMATION SERVICES, INC. AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE PLAN Stock Option Agreement GRANT OF OPTION. Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Stock Option Agreement (the “Agreement”), the Company grants to the Optionee on the Effective Date of Grant the Option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. Plan and Defined Terms. The Option is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Stock Option Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan. RIGHT TO EXERCISE. The Option hereby granted shall be exercised by written notice to the Committee, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Subject to such limitations as the Company may impose (including prohibition of one more of the following payment methods), payment of the Exercise Price may be made by (a) cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Company, or (e) by a combination of any of the permitted methods of payment. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law. TERM AND EXPIRATION. Basic Term. Subject to earlier termination pursuant to the terms here, the Option shall expire on the expiration date set forth in the Notice of Stock Option Grant. Termination of Employment or Service. Subject to the terms and conditions of Optionee’s employment agreement, if any, the Optionee’s employment or service as a Director or Consultant, as the case may be, is terminated, the Option shall expire on the earliest of the following occasions: The expiration date set forth in the Notice of Stock Option Grant; The date three months following the termination of the Optionee’s employment or service for any reason other than Cause, Retirement, death, or Disability; The date three years following the termination of the Optionee’s employment or service for Retirement;

3 FIS Plan Agreements FIS Performance Option revised 10.30.2015 The date one year following the termination of the Optionee’s employment or service due to death or Disability; or The date of termination of the Optionee’s employment or service for Cause. The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s employment or service. When the Optionee’s employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested. If the Optionee’s employment or service terminates due to death or Disability (as defined below), prior to the vesting of the Stock Options and before the expiration of the Option, and the Performance Restriction has been met, then all the Stock Option Shares shall vest as of the date of termination and become free of any forfeiture and transfer restrictions described in the Agreement, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s employment or service. Definition of “Cause.” The term “Cause” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company, or any Affiliate or Subsidiary. If the Optionee’s employment agreement does not define the term “Cause,” or if the Optionee has not entered into an employment agreement with the Company, or any Affiliate or Subsidiary, the term “Cause” shall mean (A) persistent failure to perform duties consistent with a commercially reasonable standard of care (other than due to a physical or mental impairment or due to an action or inaction directed by Company that would otherwise constitute Good Reason); (B) willful neglect of duties (other than due to a physical or mental impairment or due to an action or inaction directed by Company that would otherwise constitute Good Reason); (C) conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty or moral turpitude; (D) material breach of this Agreement; (E) material breach of Company’s business policies, accounting practices or standards of ethics; or (F) failure to materially cooperate with or impeding an investigation authorized by the Board. Definition of “Disability.” The term “Disability” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company, or any Affiliate or Subsidiary. If the Optionee’s employment agreement does not define the term “Disability,” or if the Optionee has not entered into an employment agreement with the Company, or any Affiliate or Subsidiary, the term “Disability” shall mean the Optionee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate. Definition of “Retirement.” The term “Retirement” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company or any Subsidiary. If the Optionee’s employment agreement does not define the term “Retirement,” or if the Optionee has not entered into an employment agreement with the Company or any Subsidiary, the term “Retirement” shall mean the Optionee’s termination of employment without Cause on or after age 55 if the sum of the Optionee’s age at termination of employment and Years of Service with the Company total 65 or more. Definition of “Years of Service.” The term “Years of Service” means years of consecutive and continuous service with the Company or a predecessor entity.

4 FIS Plan Agreements FIS Performance Option revised 10.30.2015 “Good Reason” termination shall apply only if the Optionee has an employment agreement with the Company, or Affiliate or any Subsidiary with an applicable provision and shall have the meaning ascribed to that term in such employment agreement. Notwithstanding any provision of this Agreement, if any provision of this conflicts with an employment agreement by and between Optionee and the Company which is currently in effect, such conflicting provisions of that Optionee’s employment agreement shall supersede any such conflicting provisions of this Agreement to the extent they are more favorable to Optionee (but only to the extent such conflicting provisions of that Optionee’s employment agreement do not conflict with the terms of the Plan). TRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee's guardian or legal representative. TRADING STOCK Keep in mind that you are subject to insider trading liability if you are aware of material, nonpublic information when making a purchase or sale of Company stock. In addition, if you are a Section 16 officer or a designated insider of the Company, you are subject to blackout restrictions that prevent the sale of Company stock during certain time periods referred to as the “blackout period”. The current “blackout period” is from the end of each calendar quarter through two (2) days following the Company’s earnings release. NON-COMPETITION This section shall apply only to Optionees who, at the time of this grant, occupy a position with the Company with a job grade of 229 or numerically higher, or a substantially similar position with any Affiliate or Subsidiary of the Company. If Optionee has an employment agreement with provisions that address the subject of this Section 6, to the terms of that employment agreement shall control. (a) Optionee acknowledges that he/she will acquire substantial knowledge and information concerning the business of the Company and its Affiliates as a result of employment. Optionee further acknowledges that the scope of business in which the Company and its Affiliates are engaged as of the Grant Date is national and very competitive and one in which few companies can successfully compete. Competition by Optionee in that business after the termination of employment would severely injure Company and its Affiliates. Accordingly, in consideration for the value of this grant, during Optionee’s employment and for a period of one (1) year after Optionee's employment terminates for any reason whatsoever, Optionee agrees: (1) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that directly competes with Company or its Affiliates or Subsidiaries in their principal products and markets; and (2), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of Company or an Affiliate or Subsidiary. (b) No provision shall apply to restrict Optionee’s conduct, or trigger any reimbursement obligations under this Agreement, in any jurisdiction where such provision is, on its face, unenforceable and/or void as against public policy, unless the provision may be construed, amended, reformed or equitably modified to be enforceable and compliant with public policy, in which case, the provision will apply as construed, amended, reformed or equitably modified.

5 FIS Plan Agreements FIS Performance Option revised 10.30.2015 (c) The Company and Optionee recognize that irreparable harm would result from any breach by Optionee of the covenants contained in this Section and that monetary damages alone would not provide adequate relief for any such breach. Accordingly, in addition to other remedies which may be available to the Company, if Optionee breaches a restrictive covenant in this Agreement, the parties acknowledge that injunctive relief in favor of the Company is proper. (d) In the event of a breach by Optionee of any restriction contained in this Section, such breach shall be considered to be a breach of the terms of the Amended and Restated 2008 Omnibus Incentive Plan, and any other program, plan or arrangement by which Optionee receives equity in the Company. Therefore, in addition to any other available remedy, if Optionee breaches any restrictive covenant contained in this Section, the Company shall also be entitled to revoke any portion of the Grant for which the restrictions have not lapsed and recover any Shares (or the gross value of any Shares) delivered or deliverable to Optionee pursuant to this Agreement. MISCELLANEOUS PROVISIONS. Acknowledgements. The Optionee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions. The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of the Option and that the Optionee should consult an independent tax advisor prior to any exercise of the Option. Tax Withholding. Pursuant to Article 20 of the Plan, the Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Optionee’s FICA obligations) required by law to be withheld with respect to this Option. The Company may condition the delivery of Shares upon the Optionee’s satisfaction of such withholding obligations. The Optionee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including the Optionee’s FICA taxes) that could be imposed on the transaction, and, to the extent the Company so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing and signed by the Optionee, and shall be subject to any restrictions or limitations that the Company, in its sole discretion, deems appropriate. Notice Concerning Disqualifying Dispositions. If the Option is an Incentive Stock Option, the Optionee shall notify the Company of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Company in writing within 10 days of any such disqualifying disposition. Rights as a Stockholder. Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be. Ratification of Actions. By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Stock Option Grant by the Company, the Board, or the Committee.

6 FIS Plan Agreements FIS Performance Option revised 10.30.2015 Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the General Counsel of the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company. Choice of Law. This Agreement and the Notice of Stock Option Grant shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice of Stock Option Grant to be governed by or construed in accordance with the substantive law of another jurisdiction. Arbitration. Subject to Article 3 of the Plan, any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice of Stock Option Grant shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice of Stock Option Grant, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in Florida, without regard to internal principles relating to conflict of laws. Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included. References to Plan. All references to the Plan (or to a Section or Article of the Plan) shall be deemed references to the Plan (or the Section or Article) as may be amended from time to time. Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Agreement shall be interpreted accordingly.

7 FIS Plan Agreements FIS Performance Option revised 10.30.2015 EXHIBIT A Vesting and Restrictions This grant is subject to both a Performance Restriction and a Time-Based Restriction, as described below (collectively, the “Period of Restriction”). Performance Restrictions In order for the Option to vest, the Compensation Committee of the Board of Directors of the Company (the "Committee") must determine that the Company has achieved the performance restriction based on an EBITDA measurement (as defined below). The Committee will determine the 2016 EBITDA target within 90 days of the grant date and that target will be published as soon as administratively possible. EBITDA includes earnings before interest, taxes, depreciation, and amortization, and excludes, M&A related costs, asset impairment charges, foreign exchange rates and other non-GAAP adjustments, with the goal being to measure on a consistent basis management’s execution against the 2016 EBITDA plan. Time-Based Restrictions Anniversary Date % of Option First (1st) anniversary 33.33% Second (2nd) anniversary 33.33% Third (3rd) anniversary 33.34% Vesting If the EBITDA target has been achieved for a particular calendar year, the percentage of the Option indicated next to each Anniversary Date shall vest on such indicated anniversary date (such three year vesting schedule referred to as the “Time-Based Restrictions”).